EXHIBIT 10.9

                               ASSIGNMENT

     WHEREAS, I, LOWELL M. SOMERS, M.D. citizens of the United States, residing at INDIO, CALIFORNIA have invented certain new and useful improvements in THE TREATMENT OF RHEUMATOID ARTHRITIS, PATENT #4,469,700 for which we have executed an application for Letters Patent of the United States, of even date herewith; and

     WHEREAS,  ENTROPIN, INC., a California corporation
               45-926 Oasis Street
               Indio, California 92201
is desirous of obtaining the entire right, title and interest in, to and under the said improvements and the said application:

     NOW, THEREFORE, in consideration of the sum of One Dollar ($1.00) to us in hand paid, and other good and valuable consideration, the receipt of which is hereby acknowledged, we, the said
                         LOWELL M. SOMERS, M.D.
have sold, assigned, transferred and set over, and by these presents do hereby sell, assign, transfer and set over, unto the said
                             ENTROPIN, INC.
its successors, legal representatives and assigns, the entire right, title and interest in, to and under the said improvements, and the said application and all divisions, renewals and continuations thereof, and all Letters Patent of the United States which may be granted thereon and all reissues and extensions thereof, and all applications for Letters Patent which may hereafter be filed for said improvements in any country or countries foreign to the United States, and all Letters Patent which may be granted for said improvements in any country or countries foreign to the United States and all extensions, renewals and reissues thereof; and we hereby authorize and request the Commissioner of Patents of the United States, and any Official of any country or countries foreign to the United States, whose duty it is to issue patents on applications as aforesaid, to issue all Letters Patent for said improvements to the said
                             ENTROPIN, INC.
its successors, legal representatives and assigns, in accordance with the terms of this instrument.

     AND WE HEREBY covenant that we have full right to convey the entire interest herein assigned, and that we have not executed, and will not execute, any agreement in conflict herewith.

     AND WE HEREBY further covenant and agree that we will communicate to the said Company, its successors, legal representatives and assigns, any facts known to us respecting said improvements, and testify in any legal proceeding, sign all lawful papers, execute all divisional, continuing and reissue applications, make all rightful oaths and generally do everything possible to aid the said Company, its successors, legal representatives and assigns, to obtain and enforce proper patent protection for said improvements in all countries.

DATED: Sept 14-1992      SIGNED: /s/ LOWELL M. SOMERS, M.D.
      ---------------          -----------------------------------
                               LOWELL M. SOMERS, M.D.

STATE OF CALIFORNIA      )
                         )ss.
COUNTY OF RIVERSIDE      )

          On this 24th day of September, in the year 1992, before me, the undersigned, a Notary Public in and for said State, personally appeared Lowell M. Somers, M.D., personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed it.

          WITNESS my hand and official seal.

                         /s/ OLGA B. HERNANDEZ
                         ------------------------------------
                         Notary Public in and for said State.

OFFICIAL SEAL

My Commission Expires July 20, 1993